Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 29, 2023, with respect to the consolidated financial statements of Enlight Renewable Energy Ltd., incorporated herein by reference.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International
Tel Aviv, Israel
April 17, 2023